Exhibit 10.1

SETTLEMENT AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS

This Settlement Agreement and General Release of All Claims (“Agreement”) is entered into as of this 30th day of September, 2013 (the “Effective Date”), by and between John H. Alexander, an individual (“Alexander”) on the one hand, and Pyramid Oil Company, a California corporation (“PDO”) on the other hand.

RECITALS

This Agreement is made with reference to the following facts (which facts are agreed to by the parties):

A. Certain members of the Board of Directors of PDO have conflicting views with Alexander, a director and CEO of PDO, on the path that PDO should follow with respect to its acquisition policies. As a result, there has been a deadlock on the Board that has resulted in PDO’s not taking decisive action with respect to acquisition matters;

B. Michael Herman, a director and largest shareholder of PDO, also has views different from Alexander’s with respect to PDO’s acquisition policies;

C. Alexander disputes Herman’s assessment and feels that the policies and business plans pursued by PDO over the past several years have been responsible and prudent and have placed PDO in a very sound financial position; and

D. PDO and Alexander entered into an Employment Agreement effective as of February 21, 2002 and certain amendments to the same (collectively the “Employment Agreement"); and the parties now wish to resolve all disputes relating to the Employment Agreement and the acquisition policies of PDO (collectively, the “Disputes”) by terminating the Employment Agreement and by agreeing to the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, the Parties, for good and adequate consideration, receipt of which is hereby acknowledged, agree as follows:

1.                  Settlement Terms. The following terms are each material and required consideration for the execution and performance of this Agreement by the Parties.

1.1.            Termination of the Employment Agreement. Upon the full execution of this Agreement, the Employment Agreement shall be terminated and be of no further force and effect.

1.2.            Alexander’s Resignation. Concurrently with this Agreement, Alexander shall tender his resignation as a director and officer of PDO.

1.3.            Payout Under the Employment Agreement. PDO will pay to Alexander all amounts owing to Alexander under the Employment Agreement in the total aggregate sum of $967,329.08. Such sum shall be paid in three (3) equal installments of $322,443 each; the first due on April 5, 2014, the second due on January 5, 2015, and the third due on January 5, 2016. Concurrently with this Agreement, PDO shall secure these amounts by placing the total funds necessary for the full payout in an irrevocable “Rabbi Trust” (the “Trust”) in the form attached as Exhibit “A” hereto. All appropriate deductions and withholdings will be made by PDO in accordance with PDO’s normal payroll practices in calculating the total amount to be paid to Alexander from the Trust.

1.4.            Assignment of Automobile. Upon the full execution of this Agreement, PDO shall assign to Alexander unencumbered title to his PDO automobile.

1.5.            Consulting Agreement. Concurrently with this Agreement, PDO and Alexander shall enter into a Consulting Agreement in the form attached as Exhibit “B” hereto.

1.6.            Directors and Officers Liability Insurance. Concurrently with this Agreement, PDO shall use its best reasonable efforts to continue its presently existing Directors and Officers Liability Insurance Policy or a policy substantially similar thereto, provided such policy can be obtained or maintained at a commercially reasonable cost for a period of five (5) years providing continuing insurance coverage for Alexander and John Turco (“Turco”) as insureds under such policy.

1.7.            Indemnity Agreement. Concurrently with this Agreement, PDO shall provide an Indemnity Agreement for Alexander and Turco in the form attached hereto as Exhibit “C” hereto.

1.8.            Stock Purchase Agreement. Concurrently with this Agreement, Michael Herman shall purchase all shares of common stock of PDO presently held by Alexander and shares to be issued to Alexander pursuant to PDO’s Severance and Award Agreements, pursuant to a Stock Purchase Agreement, in the form attached as Exhibit “D” hereto.

2.                  Releases.

2.1.            Release by Alexander - Age Discrimination Waiver. In consideration of and in return for the promises and covenants undertaken herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, Alexander, for himself, for his heirs, beneficiaries, successors, assigns, agents, employees, executors, administrators, and representatives, and for anyone who has or obtains rights or claims from his, hereby releases and absolutely forever discharges PDO, its predecessors, shareholders, successors, parents, subsidiaries, affiliates, agents, assigns, insurers, representatives, officers, members, directors, principals and attorneys from any and all claims, demands, debts, liabilities, obligations, and causes of action of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected, which Alexander may have or ever may have had pertaining to the Disputes or otherwise, including claims relating to wrongful discharge in violation of public policy or any legal restrictions on PDO’s right to terminate employees, or any federal, state, or other governmental statute, regulation or ordinance, including without limitation: ( i) Title VII of the Civil Rights Act of 1964 (race, color, religion, sex, and national origin discrimination); (ii) 42 U.S.C. Section 1981 (discrimination); ( iii) 29 U.S.C. Section 206(d)(1) (equal pay); (iv) 29 U.S.C. Section 621 et seq. (age discrimination); (v) the California Fair Employment and Housing Act (discrimination including race, color, national origin, ancestry, physical handicap, medical condition, marital status, sex or age); (vi) Executive Order 11246 (race, color , religion, sex and national origin discrimination); (vii) Executive Order 11141 (age discrimination;’ (viii) Sections 503 and 504 of the Rehabilitation Act of 1973 (handicap discrimination); (ix) California Labor Code (wages, hours and other regulations of employment); and (x) the Employee Retirement Income Security Act of 1974 (ERISA) (denial of employee benefits). Notwithstanding the foregoing, nothing in this Agreement is intended to release, waive, or discharge any obligations or claims arising out of this Agreement.

2

Alexander understands and hereby agrees that, by entering into this Agreement, he is expressly waiving any and all claims he may have arising under the Age Discrimination in Employment Act of 1967, as amended, in existence on or before the date hereof. Alexander expressly acknowledges and agrees he: (i) will receive compensation beyond that which he was already entitled to receive before entering into this Agreement; (ii) has been represented by an attorney of his choice in negotiating this Agreement; (iii) is hereby advised in writing to consult with an attorney before signing this Agreement; (iv) was given a copy of this Agreement on September __, 2013 and informed that he has twenty-one days within which to consider the Agreement; and (v) was informed that he has even (7) days following the date of execution of the Agreement in which to revoke the Agreement.

2.2.            PDO’s Release. In consideration of and in return for the promises and covenants undertaken herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, PDO hereby releases and absolutely forever discharges Alexander, his predecessors, successors, parents, affiliates, agents, assigns, insurers, representatives, and attorneys from any and all claims, lawsuits, proceedings, complaints, demands, debts, liabilities, obligations, attorneys’ fees, and causes of actions of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected, which PDO may have or ever may have had pertaining to the Disputes or otherwise. Notwithstanding the foregoing, nothing in this Agreement is intended to release, waive, or discharge any obligations or claims arising out of this Agreement.

2.3.            Waiver of Civil Code §1542. The Parties agree that the releases contained hereinabove are full and final releases covering all known as well as all unknown or unanticipated injuries, debts, claims, or damages. The Parties waive any and all rights or benefits that he or it may now have, or in the future may have, under the terms of §1542 of the California Civil Code that provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

3

3.                  Representations and Warranties:

3.1.            Factual Investigation: Each of the Parties has made such investigation of the facts pertaining to the terms set forth herein and of all the matters pertaining thereto as he or it deems necessary.

3.2.            Knowledge and Consent of Parties: The Parties mutually warrant and represent that they have read and understand this Agreement and that this Agreement is executed voluntarily and without duress or undue influence on the part of or on behalf of any of the Parties. The Parties hereby acknowledge that they are fully aware of the contents of this Agreement and of the legal effect of each and every provision thereof.

3.3.            No Prior Assignment or Transfer. Neither of the Parties has heretofore assigned, transferred, or granted, or purported to assign, transfer, or grant, any of the rights at issue in this Agreement.

3.4.            Authority. Each of the Parties who signs this Agreement warrants that he or it has full authority to enter into the Agreement and will defend, indemnify, and hold harmless all other Parties if that authority is later challenged.

3.5.            Agreement to Cooperate. The Parties agree to use their best efforts to cooperate with each other in accomplishing the intent of this Agreement and agree to execute any additional documents or take any actions that are reasonably necessary or desirable in order to effectuate the transactions contemplated hereby.

4.                  No Admissions of Liability. The Parties expressly deny any violation of any international, federal, state, or local statute, ordinance, rule, regulation, policy, order, or other law. This Agreement is the compromise of disputed claims and nothing contained herein is to be construed as an admission of liability on the part of the parties hereby released, or any of them, by whom liability is expressly denied. Moreover, neither this Agreement nor anything in it shall be construed to be admissible in any proceeding as evidence of or an admission by the released parties of any violation of any international, federal, state or local statute, ordinance, rule, regulation, policy, order or other law, or of any liability. This Agreement may be introduced, however, in any proceeding to enforce the Agreement. Such introduction shall be pursuant to an order protecting its confidentiality if one is available.

5.                  Nondisparagement. The Parties hereby agree not to make any disparaging statements about the other Party to any of the other Party’s past, present, or future customers, employees, clients, contractors, vendors, or other partners, or to the media or any other person (orally or by any other medium of communication, including Internet communications such as e-mails, messaged boards, “chat rooms” and Web postings). As used herein, the term “disparaging statement” means any communication, oral, written, or otherwise, that would cause or tend to cause humiliation, embarrassment, or harm (economic or otherwise), or to cause a recipient of such communication to question the business condition, integrity, product, service, quality, confidence, or good character of any of these persons or entities. The only explanation for Alexander’s separation from PDO shall be that “It was amicable.”

4

6.                  General Provisions. This Agreement sets forth the entire agreement between the Parties and fully supersedes any and all prior agreements or understandings, whether oral or in writing, between the Parties pertaining to the subject matter of this Agreement. No promise or representation has been made by any Party or Party representative, other than those contained in this Agreement. No breach of any provision of this Agreement may be waived unless in a writing signed by the party waiving such breach; and any such waiver is not a waiver of other acts or provisions. This Agreement may be amended only by written agreement of all the Parties. This Agreement may be signed in counterparts, each of which shall be deemed an original. Each provision of this Agreement shall be construed as jointly drafted. Each party shall pay its or his/or its own attorneys’ fees and costs incurred due to the negotiation or signing of this Agreement and the matters released in the Agreement. To the extent that this Agreement benefits persons or entities not signatory hereto, this Agreement hereby is declared to be made for each of their express benefits and uses.

7.                  Interpretation. This Agreement shall be governed by the laws of the State of California, without regard to the principles of conflicts of law.

PLEASE READ CAREFULLY. THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

The Parties have read the foregoing Agreement and accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences. Should there be prelitigation and/or litigation efforts to enforce or interpret this Agreement, the prevailing party shall be entitled to its attorneys’ fees and costs.

8.                  Incorporation of Exhibits by Reference. True and correct copies of all Exhibits referred to in this Agreement are attached and incorporated into this Agreement by reference as though fully set out in this Agreement.

9.                  Integration. This Agreement constitutes the entire understanding between the Parties and supersedes all prior written and oral communications and agreements.

10.              Separate Counsel. The Parties acknowledge, represent, and warrant that they have had the advice of separate counsel in negotiating and entering into this Agreement and do so of their own free will.

11.              Confidentiality. Except as otherwise required by the Federal Securities laws, the terms of this Agreement shall remain strictly confidential by the Parties. If inquiries are made the Parties shall state “the matter has been resolved to everyone’s satisfaction.”

5

12.              Disputes; Attorney’s Fees; Law; Venue. If any legal proceeding or litigation instituted by a party against the other arising out of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney’s fees and costs as determined by the arbitrator, arbitrators, or court, in addition to any judgment awarded. This Agreement is executed in Kern County, California and California law shall govern as to the construction, interpretation, and enforcement of this Agreement and the rights and obligations of the parties to this Agreement; without reference to conflicts of law principles. Proper venue for any legal proceeding, arbitration, or other litigation arising out of this Agreement shall be in Bakersfield, California, only, and the parties waive any right to a change of venue. The parties waive their respective rights to a jury trial, it being the parties’ intent that the dispute be heard by a judge only.

(Signatures on the Following Page)

6

THE FOREGOING IS AGREED TO AS OF THE DATES INDICATED BELOW:

Dated: September 30, 2013	Pyramid Oil Company, a California corporation By: /s/ Michael Herman Michael Herman, Its Chairmen By: /s/ John Alexander John Alexander , Its President
Dated: September 30, 2013	John H. Alexander By: /s/ John H. Alexander John Alexander, an individual

7

ENDORSEMENT

I, John H. Alexander, hereby acknowledge that I was given or took 21 days to consider the foregoing Settlement Agreement and Mutual General Release (“Agreement”) and voluntarily chose to sign the Agreement prior to the expiration of the 21-day period.

I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

Executed this 30th day of September, 2013 in Bakersfield, California.

/s/ John H. Alexander John H. Alexander

8

CONSENT OF SPOUSE

I, Deborah Alexander, acknowledge that I have read the foregoing Settlement Agreement and Mutual General Release (“Agreement”) and that I know its contents. I am aware that by its provisions my spouse, John H. Alexander, agrees to waive and release certain claims against PDO and others, including my community interest, if any, in such claims. I am aware that my spouse was given or took 21 days to consider the foregoing Agreement and voluntarily chose to sign the Agreement prior to the expiration of the 21-day period. I hereby consent to my spouse’s waiver and release of the released claims and to my spouse’s execution of the Agreement prior to the expiration of the 21-day period and agree that the released claims and my interest in them are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of the Agreement or to assert any of the released claims.

I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

Executed this 30th day of September,. 2013 in Bakersfield, California.

/s/ Deborah Alexander Deborah Alexander

9